CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for YieldShares High Income ETF (formerly, Sustainable North American Oil Sands ETF), a series of the Exchange Traded Concepts Trust, we hereby consent to the use of the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
June 21, 2013